Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333- 88760, 333-62118, 33-39185, 33-36975, 33-44301, 333-42495, 333-13707,
333- 16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987
and 333-45078 on Form S-8 and Registration Statement No. 333-36357 on Form S-3 of Borland Software Corporation of our report dated May 28, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to substantial doubt about Starbase Corporation's ability to continue as a going concern) relating to the financial statements of Starbase Corporation as of March 31, 2002 and 2001 and for each of the three years in the period ended March 31, 2002, appearing in Starbase Corporation's Annual Report on Form 10-K and incorporated by reference in this Current Report on Form 8-K/A of Borland Software Corporation dated January 21, 2003.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 21, 2003